Exhibit 99.1

Schedule of Independent Contractors, Consideration Paid and Number of Shares Issued
Name	Total Compensation	Total Shares
Alvarez Jr, Mario	$33,529.50	1,496,853
Alvarez, Kimberly	$5,531.52	246,943
Alvarez, Nathan	$13,883.81	619,813
Alvarez, Ryan	$56,375.76	2,516,775
Alvarez, Stephanie	$3,654.08	163,129
Arana, Jose A	$17,059.37	761,579
Bursztyn, Leon	$9,478.62	423,153
Chen, Robert	$20,430.44	912,073
Crooks, Karl	$24,900.00	1,111,607
Di Gianvito Butler, Domenico	$32,500.00	1,450,893
Fields, Mark	$31,475.00	1,405,134
Gutierrez, Isidoro	$56,877.67	2,539,182
Gutierrez, Jaysen	$6,195.75	276,596
Gutierrez, Richard	$33,659.35	1,502,650
Haxby, Sandra	$10,000.00	446,429
Hobbs, Kenneth	$23,602.08	1,053,664
Jones, Leslie A	$6,838.42	305,287
Matula, Tim	$12,137.00	541,830
McCarty, Steven	$24,900.00	1,111,607
McEwen, Sean	$30,060.79	1,342,000
Mulligan, Susan	$9,000.00	401,786
Pickard, Kevin	$10,000.00	446,429
Rivera, Alberto	$90,000.00	4,017,857
Schottland, Jeffrey	$24,900.00	1,111,607
Schwarz, Oliver	$22,916.66	1,023,065
Smith, Steve O	$12,532.11	559,469
Stowell, Ann	$16,191.93	722,854
Trujillo, Carlos	$26,938.40	1,202,607
Waggoner, Kenneth	$25,518.76	1,139,230
Yang, James (Shih-Hsiung)	$6,666.66	297,619

Totals	$697,753.68	31,149,720